UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2019

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim CEO and Senior Vice President of Finance

Effective as of September 17, 2019, our board of directors, on the recommendation of its nominating and corporate governance/compensation committee, appointed Allen Wolff as interim chief executive officer and appointed Sandra Gurrola as senior vice president of finance. Immediately before such appointment, Mr. Wolff was our chief financial officer and executive vice president, and Ms. Gurrola was our vice president of finance. Effective as of September 17, 2019, Mr. Wolff is the Company’s principal executive officer and Ms. Gurrola is the Company’s principal financial officer and principal accounting officer.

Mr. Wolff, age 47, was appointed as our chief financial officer and executive vice president in January 2016 and served as chief financial officer from December 2014 until he was appointed as our interim chief executive officer on September 17, 2019. From July 2013 until December 2014, Mr. Wolff served as the chief financial strategist of PlumDiggity, a privately-held financial and marketing strategy firm that he co-founded. From October 2012 to July 2013, Mr. Wolff served as the chief financial officer of 365 Retail Markets, a privately-held company in the self-checkout point of sale technology industry, where he also served on its board of directors during such period. From July 2011 to April 2013, simultaneous with his role at 365 Retail Markets, Mr. Wolff held the leadership role of “Game Changer” at Crowdrise, an online fundraising platform company. Mr. Wolff joined Crowdrise after serving as the chief operating officer and chief financial officer from January 2011 to July 2011 of RetailCapital, LLC, a small business specialty finance company. Mr. Wolff co-founded PaySimple in January 2006 and held various roles including president, chief financial officer, executive vice president and director, from 2006 until he left the company in January 2011. From September 1998 until August 2012, Mr. Wolff was a principal for a casual dining restaurant. Mr. Wolff holds a B.A. from the University of Michigan and an MBA, from the University of Maryland, R.H. Smith School of Business.

Ms. Gurrola, age 52, was appointed as our vice president of finance in September 2014 and held such position until she was promoted to senior vice president of finance on September 17, 2019. From November 2009 through September 2014, Ms. Gurrola served in various leadership accounting roles with us, including director of accounting, director of financial reporting and compliance, and controller. From July 2007 until April 2009, Ms. Gurrola served as senior manager of financial reporting for Metabasis Therapeutics, Inc., a biotechnology company, and served as a consultant to Metabasis from September 2009 to November 2009. Ms. Gurrola holds a B.A. in English from San Diego State University.

We are not aware of any transaction in which either Mr. Wolff or Ms. Gurrola has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments described above, we entered into an amendment to Mr. Wolff’s employment agreement dated March 19, 2018, and we entered into an employment agreement with Ms. Gurrola. Ms. Gurrola did not previously have a written employment agreement with us. The following is a summary of the material terms of the amendment to Mr. Wolff’s employment agreement and of Ms. Gurrola’s employment agreement.

Wolff

Under the terms of the amendment to Mr. Wolff’s employment agreement: (1) his duties and obligations were changed from those typically vested in a CFO to those typically vested in a CEO; (2) he will be entitled to a $30,000 bonus if (a) he remains employed by us for at least 180 days from September 17, 2019, or (b) a change in control (as such term is defined in our 2019 Performance Incentive Plan) occurs before such 180th day and he has been employed by us until the date of such change in control; and (3) he will be eligible to participate in the 2019 Interim CEO Performance Incentive Plan (the “2019 Interim CEO PIP”).

The 2019 Interim CEO PIP is a performance incentive plan under which, for the achievement of each of the three performance goals described therein (the “Performance Goals”), we will grant to Mr. Wolff such number of shares of our common stock (the “Performance Shares”) equal to $20,000 divided by the closing price per share of the Company’s common stock on the date of grant. The Performance Shares will be granted under, and be subject to, our 2019 Performance Incentive Plan and any Performance Shares granted will be evidenced by and subject to a stock award agreement to be entered into between us and Mr. Wolff. Upon grant, the Performance Shares will be fully vested.

The nominating and corporate governance/compensation committee will determine, in its sole discretion, whether the Performance Goals are achieved. The three Performance Goals are: (1) we must retain certain key employees to be determined by the nominating and corporate governance/compensation committee through at least March 17, 2020; (2) we must have a target amount of unrestricted cash, as determined and approved by the nominating and corporate governance/compensation committee, as of March 17, 2020; and (3) we must meet target sales for our Buzztime Basic product offering, as determined and approved by the nominating and corporate governance/compensation committee, by March 31, 2020. If a change in control (as defined in the 2019 2019 Performance Incentive Plan) is expected to occur, the nominating and corporate governance/compensation committee may, in its sole discretion, determine to grant all or a portion of the Performance Shares regardless of the extent to which the Performance Goals are achieved as of such time.

Gurrola

Base Salary. Ms. Gurrola’s salary will be $190,000, which increased from $175,000.

Incentive Bonus. Ms. Gurrola will be eligible to receive an annual incentive bonus in an amount to be determined by our board of directors (or its nominating and corporate governance/compensation committee) in its sole discretion, based on the achievement of performance objectives established by our board of directors (or its nominating and corporate governance/compensation committee). As of the effective date of Ms. Gurrola’s employment agreement, her target incentive bonus amount will be 20% of her base salary. Before such effective date, Ms. Gurrola’s target incentive bonus amount will remain at 10% of her base salary as of December 31, 2019. The performance objectives for 2019 fall into three categories (strategic, financial and operational), and are expected to remain the same for 2020. The incentive bonus will not be deemed earned and will not be paid unless the executive is employed by us on the applicable payment date. In lieu of the foregoing bonus arrangement, if our chief executive officer and chief financial officer and our nominating and corporate governance/compensation committee agree, our management team, including Ms. Gurrola, will instead be eligible to receive a spot bonus in an amount to be determined by our board of directors (or its nominating and corporate governance/compensation committee) in its sole discretion.

Vesting Acceleration. If a change in control occurs and if the executive is employed by us through the effective date of the change in control, then 100% of the then unvested portion of any stock unit award or stock options we granted to Ms. Gurrola before September 17, 2019 and that are then outstanding will vest as of immediately before such effective date.

Severance. If the executive’s employment with us is terminated by us without cause or by the executive for good reason, in addition to accrued and unpaid base salary, subject to the executive delivering to us a general release of claims in our favor, we will pay Ms. Gurrola a severance an amount equal to six months of her base salary rate in effect on the date her employment terminates, and provided that she timely elects continued insurance coverage pursuant to COBRA, we will reimburse her for a period of six months an amount equal to the difference between the amount of the COBRA premiums she actually paid each such month and the amount of the most recent premium she paid immediately before the date employment terminates for company-offered health insurance benefits.

The foregoing descriptions of Mr. Wolff’s amended employment agreement, the 2019 Interim CEO PIP, and Ms. Gurrola’s employment agreement are qualified in their entirety by reference to the full text of the such agreements, copies of which are filed as exhibits to this report and are incorporated herein by reference.

Resignation of CEO

On and effective as of September 17, 2019, Ram Krishnan voluntarily resigned as our chief executive officer and from our board of directors and he will voluntarily resign from all employment positions with us effective October 17, 2019. Mr. Krishnan’s decision to resign is not a result of any disagreement with us or our board relating to our operations, policies or practices.

In connection with Mr. Krishnan’s resignation, we and Mr. Krishnan entered into a limited term employment and separation agreement and general release of all claims (the “Krishnan Agreement”). Under the Krishnan Agreement, through October 17, 2019, Mr. Krishnan will serve as our director of special projects and he will work with our interim CEO and members of our board as-needed. His base salary will remain at the annualized rate of $350,000, and paid in accordance with our regular payroll practices over the limited term period of employment. If we terminate Mr. Krishnan’s employment without cause before October 17, 2019, then Mr. Krishnan will receive the base salary he would have received through October 17, 2019.

On the effective date of the Krishnan Agreement (which will be the eighth day after Mr. Krishnan signs it, provided he does not revoke it during the seven day period after he signs it), and in consideration for a release of claims, 5,000 of Mr. Krishnan’s outstanding restricted stock units (“RSUs”) will vest, and we will grant to Mr. Krishnan 30,000 RSUs, which will vest upon the effective date of a Change in Control Transaction. “Change in Control Transaction” means a transaction in which an individual, entity or group acquires all of our then-outstanding equity interests, whether by merger, tender offer, statutory share exchange, consolidation or similar corporate transaction, on or before March 17, 2020, or in which an individual, entity or group acquires 51% of our then-outstanding equity interests on or before March 17, 2020, and then that same individual, entity or group acquires the remaining equity so that it holds all of our then-outstanding equity interest on or before June 17, 2020.

Following the termination of his employment on October 17, 2019, and provided that he has executed an affirmation of release, an additional 5,000 of Mr. Krishnan’s outstanding RSUs will vest.

With Mr. Krishnan’s resignation from our board of directors, the number of directors constituting the whole board of directors was decreased from six to five.

We issued a press release announcing the changes in management described above, a copy of which is attached to this report as an exhibit and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
*10.1	First Amendment to Employment Agreement dated September 17, 2019 by and between NTN Buzztime, Inc. and Allen Wolff
*10.2	2019 Interim CEO Performance Incentive Plan
*10.3	Employment Agreement dated September 17, 2019 by and between NTN Buzztime, Inc. and Sandra Gurrola
*10.4	Limited Term Employment and Separation Agreement and General Release of All Claims dated Separation 17, 2019 by and between NTN Buzztime, Inc. and Ram Krishnan
99.1	Press Release of NTN Buzztime, Inc. dated September 17, 2019

* Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: September 17, 2019	By:	/s/ Allen Wolff
Allen Wolff
Interim Chief Executive Officer